SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or

15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): November 17, 2014

ALUMIFUEL POWER CORPORATION

(Exact name of registrant as specified in its charter)

Wyoming	333-57946	88-0448626
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7315 East Peakview Avenue
Englewood, Colorado 80111

 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (303) 796-8940

 __________________________________________________

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

AlumiFuel Power Corporation (the “Company” or “AlumiFuel”) was notified by FINRA on November 17, 2014 that effective on November 19, 2014, the Company will effectuate a 1 for 250 reverse stock split.  As a result of this transaction, a total of 3,806,173,270 shares of issued and outstanding pre-split common stock will become 15,224,802 shares of post-split common stock.

Beginning with the open of business on November 19, 2014 and for a period of 20 business days, the Company's common stock will trade under the stock symbol "AFPWD".  The "D" will drop off and the stock will continue to trade under the symbol "AFPW" on the 21st business day.

Holders of shares of the Company's common stock in certificate form are not required to exchange their certificates with the Company's transfer agent, however, they are welcome to do so if they wish by contacting the Company's transfer agent, American Stock Transfer, Inc.

The Company has filed an Articles of Amendment with the Secretary of State of Wyoming, pursuant to which the Company effectuated the reverse split but did not change the authorized capital stock of the Company.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Effective October 28, 2014, the stockholders of the Company through a written consent executed by stockholders holding 55% of the shares of the Company’s capital stock outstanding and entitled to vote adopted and approved the Articles of Amendment, which were adopted by the Company’s board of directors on October 27, 2014.

A copy of the Certificate of Change is attached hereto as Exhibit 3.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit	Description
3.1	Articles of Amendment dated November 3, 2014 (filed herewith)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALUMIFUEL POWER CORPORATION

Date: November 18, 2014	By:	/s/ Thomas B. Olson
Thomas B. Olson, Secretary